WEBB & COMPANY, P.A.

            Certified Pubic Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated June 6, 2007 relating to the April 30, 2007 financial statements of  Bip Oil, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

/s/  Webb & Company, P.A.
Boynton Beach, Florida
August 2, 2007